UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2006
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24647	77-0328533
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
2450 Walsh Avenue
Santa Clara, California 95051
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 235-5500
4988 Great America Parkway
Santa Clara, California 95054
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 21, 2006, Terayon Communication Systems, Inc. (the “Company”) was served with a complaint in a putative class action lawsuit filed on June 23, 2006 in the United States District Court for the Northern District of California against the Company and certain of its current and former officers and directors, purportedly on behalf of all persons who purchased shares of the common stock of the Company between October 28, 2004 and March 1, 2006. The complaint purports to assert claims against all defendants for violations of Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and against the individual defendants for violations of Section 20(b) of the Exchange Act; focuses on the Company’s March 1, 2006 announcement of the restatement of its consolidated financial statements for the year ended December 31, 2004, and for the four quarters of 2004 and the first two quarters of 2005; and seeks unspecified damages. The Company intends to vigorously defend the lawsuit.
Additionally, the Superior Court for the State of California, County of Santa Clara approved the final settlement of the derivative litigation entitled In re Terayon Communication Systems, Inc. Derivative Litigation (Case No. CV 807650). In connection with the settlement, the Company paid $950,000 in attorney’s fees and expenses to the derivative plaintiffs’ counsel and agreed to adopt certain corporate governance practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 29, 2006

Terayon Communication Systems, Inc.

By:	/s/ Mark Richman

Name:	Mark Richman
Title:	Chief Financial Officer